EX-99.q.3

CERTIFICATE OF SECRETARY

The undersigned Secretary for Aberdeen Funds (the “Trust”) hereby certifies that the Board of Trustees of the Trust duly adopted the following resolutions on December 20, 2017:

RESOLVED, that that the proper officers of the Trust or their designees are authorized and directed to prepare or cause the preparation of, to execute and to cause to be filed with the SEC, a post-effective amendment to the Trust’s Registration Statement on Form N-1A under the Securities Act of 1933 (the “1933 Act”) and the 1940 Act relating to the addition of the Additional Series, including prospectuses, statements of additional information for such Additional Series of the Trust and any exhibits or other documents as they may deem necessary or appropriate, in order to register the Shares of the Additional Series under the 1933 Act and the 1940 Act for the offer and sale in a continuous public offering of such Shares; and it is further

RESOLVED, that the Trustees hereby approve and authorize the use of the Powers of Attorney previously executed by the Trustees and certain Officers of the Funds appointing Alan Goodson, Megan Kennedy, Jennifer Nichols, Lucia Sitar and Jeffrey Cotton as attorneys-in-fact for the purpose of signing and filing on behalf of the Trust its registration statement and any amendments thereto under the Securities Act of 1933 and the 1940 Act with the SEC, and the attorneys-in-fact listed in such Powers of Attorney are hereby authorized to act in accordance with such Powers of Attorney for the purposes described in the Powers of Attorney.

Dated: March 7, 2018
/s/ Megan Kennedy
Megan Kennedy
Secretary